Exhibit 99.1

BARNWELL INDUSTRIES, INC.

Barnwell Industries, Inc. Reports Results for its
Third Quarter Ended June 30, 2025 together with the receipt of
$2,300,000 of cash for U.S. oil and natural gas properties sale

HONOLULU, HAWAII, August 13, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported financial results for its third quarter ended June 30, 2025. For the quarter, the Company had revenue from continuing operations of $3,192,000 and a net loss from continuing operations of $1,550,000 or $0.15 per share. In the prior year quarter ended June 30, 2024, the Company reported quarterly revenue from continuing operations of $4,506,000 and a net loss from continuing operations of $1,018,000 or $0.10 per share.

The net loss from continuing operations for the three months ended June 30, 2025, was primarily due to an increase of $565,000, 43%, in general and administrative expenses due to $657,000 in non-recurring fees and costs incurred, net of $348,000 of estimated accrued insurance recoveries receivable, related to a shareholder consent solicitation, various legal actions between Ned L. Sherwood (“Sherwood”) and certain of his affiliates (collectively, the “Sherwood Group”) and the Company and certain of its directors, and a proxy contest brought by the Sherwood Group in the current year period as compared to the same period in the prior year.

Oil and Natural Gas Operating Results

Oil and natural gas operating results decreased $299,000 for the three months ended June 30, 2025 as compared to prior year, primarily attributable to a $1,299,000 decrease in oil and natural gas revenues in the current year period as compared to the same period in the prior year, partially offset by a $399,000 decrease in the ceiling test impairment which was $599,000 in the prior year period compared to a ceiling test impairment of $200,000 in the current year period, and a $449,000 decrease in oil and natural gas depletion in the current year period as compared to the same period in the prior year. The decrease in depletion was due to a decrease in the depletion rate largely due to ceiling test impairments incurred in the prior year period.

Foreign Currency Gain

The net loss from continuing operations for the three months ended June 30, 2025 included a $219,000 foreign currency gain recorded in the current year period as compared to a $61,000 loss recorded in the prior year period due to the effects of foreign currency exchange rate changes on intercompany loans and advances as a result of changes in the U.S. dollar against the Canadian dollar, a $280,000 positive impact.

Sale of U.S. Oil and Natural Gas Properties

On August 8, 2025, the Company entered into an agreement with an independent third party to sell all of its working interest in U.S. oil and natural gas assets for a purchase price of $2,300,000, subject to post-closing adjustments. The U.S. oil and natural gas assets, located in Texas and Oklahoma, were owned by wholly-owned subsidiaries of Barnwell. The Company estimates it will incur a loss on sale of approximately $700,000 after related selling expenses and income taxes in the quarter ending September 30, 2025. As a result of this sale, the Company no longer own any oil and natural gas assets in the U.S.

Proxy Contest, Expenses Increase

While the aforementioned shareholder proxy contest is not continuing as of the date of this report, the Company's annual stockholders meeting has been rescheduled to September 10, 2025 as a result of the dispute with the Sherwood Group and thus related costs will continue to be incurred until the matter is resolved. Accordingly, general and administrative expenses will continue to be affected by this matter beyond June 30, 2025. The Company is unable to estimate the amount of such future costs as the matter is ongoing and such costs will depend upon the future actions to be taken, which are yet to be determined.

Due to the recent shareholder consent solicitation and the proxy contest costs incurred and estimated to be incurred, and the impacts of recently imposed tariffs which have caused a reduction in oil prices and have had an impact on the U.S. economy as a whole, we now face greater uncertainty about our professional fees and oil and natural gas operating cash inflows, which in turn has raised substantial doubt regarding our ability to continue as a going concern.  The Company is investigating potential sources of funding, including debt financing, the issuance of stock, and the partial or complete sale of its remaining interests in the Kukio Resort Land Development Partnerships. However, no probable timing or amounts of such funding have yet been secured.

Summary and Outlook

Craig D. Hopkins, CEO, stated, “The sale of our U.S. oil and natural gas properties provides capital to invest in the well workovers and optimization opportunities in our Twining field that are required to replace production declines.  It will also assist in reducing our working capital deficit due to ongoing costs associated with shareholder disputes.  Looking forward, the Company will need to raise additional capital to develop our assets at Twining and dilute our fixed costs across a higher revenue base.”

Forward-Looking Statements
The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenues	$3,192,000	$4,506,000	$10,695,000	$14,346,000

Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(1,550,000)	$(1,018,000)	$(4,686,000)	$(2,674,000)
Net (loss) earnings from discontinued operations	-	(228,000)	12,000	(1,008,000)
Net loss attributable to Barnwell Industries, Inc.	$(1,550,000)	$(1,246,000)	$(4,674,000)	$(3,682,000)

Basic and diluted net loss per share:
Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(0.15)	$(0.10)	$(0.47)	$(0.27)
Net loss from discontinued operations	-	(0.02)	-	(0.10)
Net loss attributable to Barnwell Industries, Inc.	$(0.15)	$(0.12)	$(0.47)	$(0.37)

Weighted-average shares and
equivalent shares outstanding:
Basic and diluted	10,053,534	10,028,090	10,051,390	10,014,609

COMPANY:	Barnwell Industries, Inc.
1100 Alakea Street, Suite 500
Honolulu, HI 96813
Telephone: (808) 531-8400
Fax: (808) 531-7181
Website:  www.brninc.com

CONTACT:	Craig D. Hopkins
Chief Executive Officer and President
Phone: (403) 531-1560
Email: info@bocl.ca